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                                                                   EX-99.(14)(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement on Form N-14") of our report, dated __________, 2000, relating to the financial statements and financial highlights of the Nationwide Long-Term U.S. Government Bond Fund and Nationwide Intermediate U.S. Government Bond Fund, appearing in the October 31, 2000 Annual Report to Shareholders of the Nationwide Mutual Funds, which is also incorporated by reference into the Registration Statement on Form N-14.




KPMG LLP
Columbus, Ohio

_____________, 200_